EXHIBIT 32.2
The following certification is provided by the undersigned Chief Financial Officer of Merchants and Manufacturers Bancorporation, Inc. on the basis of such officer’s knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Frederick R. Klug, Chief Financial Officer of Merchants and Manufacturers Bancorporation, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350.
(1) The Quarterly Report of Merchants and Manufacturers Bancorporation, Inc. for the quarter ended June 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, (14 U.S.C. 78m or 78o (d)); and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Merchants and Manufacturers Bancorporation, Inc.

/s/ Frederick R. Klug Name: Frederick R. Klug
Title: Chief Financial Officer
Date: August 7, 2006